                     AMENDMENT NO. 9 TO AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                           OF PRIME GROUP REALTY, L.P.

         This AMENDMENT NO. 9 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PRIME GROUP REALTY, L.P. (this "Amendment") is made as of June 5, 1998 by Prime Group Realty Trust, a Maryland real estate investment trust
("PGRT"), as the Managing General Partner of Prime Group Realty, L.P., a Delaware limited partnership (the "Partnership"), and on behalf of the other Partners (as hereinafter defined). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 17, 1997, by and among PGRT and the other parties signatory thereto, as amended thereafter (as so amended, the "Limited Partnership Agreement").

                              W I T N E S S E T H:

         WHEREAS, on the date hereof, PGRT has issued and sold 4,000,000 of its 9% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the "Redeemable Preferred Shares"), to the underwriters (the "Underwriters") identified in that certain Underwriting Agreement, dated May 29, 1998, among Prudential Securities Incorporated, Bear, Stearns & Co.
Inc., Friedman, Billings, Ramsey & Co., Inc., Legg Mason Wood Walker, Incorporated and Morgan Keegan & Company, Inc., as Representatives of the Underwriters, PGRT and the Partnership;

         WHEREAS, pursuant to Section 4.3.D. of the Limited Partnership Agreement, (i) PGRT has made a Capital Contribution of the net proceeds from the issuance and sale of the Redeemable Preferred Shares to the Underwriters, and
(ii) PGRT in turn shall receive from the Partnership Preferred Units corresponding to such Shares, which Preferred Units (the "Series B Preferred Units") shall have the same terms and conditions as are applicable to the Redeemable Preferred Shares;

         WHEREAS, the Partners desire to amend the Limited Partnership Agreement to reflect the issuance of 4,000,000 Series B Preferred Units to PGRT in connection with PGRT's issuance and sale of the Redeemable Preferred Shares to the Underwriters; and

         WHEREAS, Section 2.4 of the Limited Partnership Agreement authorizes, among other things, the Managing General Partner, as true and lawful agent and attorney-in-fact, to execute, swear to, acknowledge, deliver, file and record this Amendment on behalf of each Partner that has executed the Limited Partnership Agreement and on behalf of the Partnership.

         NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1.     ISSUANCE OF SERIES B PREFERRED UNITS PURSUANT TO
SECTION 4.3.D. OF THE LIMITED PARTNERSHIP AGREEMENT. The net proceeds from PGRT's issuance and sale of the Redeemable Preferred Shares to the Underwriters have been received by the Partnership as a Capital Contribution from PGRT. The Partnership hereby issues 4,000,000 Series B Preferred Units of General Partner Interest to PGRT, pursuant to Section 4.3.D. of the Limited Partnership Agreement, which Series B Preferred Units shall correspond to the Redeemable Preferred Shares and shall have the same terms and conditions as are applicable to the Redeemable Preferred Shares, including without limitation, the same (i) distribution or dividend rate, (ii) distribution or dividend payment dates,
(iii) distribution or dividend priority and (iv) liquidation preference as are applicable to the Redeemable Preferred Shares, and the Series B Preferred Units shall have the same relative rights and preferences with respect to the outstanding Common Units and Preferred Units (which correspond to PGRT's outstanding 7% Series A Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest (the "Convertible Preferred Shares")) as the Redeemable Preferred Shares bear to PGRT's outstanding Common Shares and Convertible Preferred Shares. Such Series B Preferred Units issued pursuant to this SECTION 1 shall not be evidenced by a Series B Preferred Unit certificate unless hereafter requested by PGRT.

         Section 2. AMENDMENT OF EXHIBIT A TO LIMITED PARTNERSHIP AGREEMENT. EXHIBIT A to the Limited Partnership Agreement is hereby amended and restated to reflect the aforementioned change(s) by deleting Exhibit A attached thereto in its entirety, and by attaching in lieu thereof a replacement exhibit in the form of EXHIBIT A attached hereto. From and after the effectiveness of this Amendment, the amended and restated EXHIBIT A attached hereto shall be the only EXHIBIT A to the Limited Partnership Agreement, unless and until it is hereafter further amended.

         Section 3.     REFERENCE TO AND EFFECT ON THE LIMITED PARTNERSHIP
AGREEMENT.

              A. The Limited Partnership Agreement is hereby deemed to be amended to the extent necessary to effect the matters contemplated by this Amendment. Except as specifically provided for hereinabove, the provisions of the Limited Partnership Agreement shall remain in full force and effect.

             B. The execution, delivery and effectiveness of this Amendment shall not operate (i) as a waiver of any provision, right or obligation of the Managing General Partner, the other General Partner or any Limited Partner under the Limited Partnership Agreement except as specifically set forth herein or
(ii) as a waiver or consent to any subsequent action or transaction.

         Section 4. APPLICABLE LAW. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

                            [signature page follows]

                                   AMENDMENT NO. 9 TO AMENDED AND RESTATED
                                   AGREEMENT OF LIMITED PARTNERSHIP OF PRIME
                                   GROUP REALTY, L.P.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                        MANAGING GENERAL PARTNER:
                                        -------------------------

                                        PRIME GROUP REALTY TRUST, a
                                        Maryland real estate investment trust

                                        By: /s/ William M. Karnes
                                           ----------------------

                                        Name:  William M. Karnes

                                        Title: Executive Vice President

                                        LIMITED PARTNERS:
                                        -----------------

                                        Each Limited Partner hereby executes
                                        this Amendment to the Limited
                                        Partnership Agreement.

                                        By:      PRIME GROUP REALTY TRUST, a
                                                 Maryland real estate investment
                                                 trust, as attorney-in-fact

                                                 By: /s/ William M. Karnes
                                                    ----------------------

                                                 Name: William M. Karnes
                                                 Its:  Executive Vice President

                                   EXHIBIT A*/

               PARTNERS, NUMBER OF UNITS AND CAPITAL CONTRIBUTIONS


                                        Number of                  Capital
Managing General Partner              Common Units              Contribution
------------------------          --------------------      --------------------

Prime Group Realty Trust               15,572,494                    **/
      77 West Wacker Drive
      Suite 3900
      Chicago, IL  60601
      Attn:  Richard S. Curto
             James F. Hoffman

General Partner
---------------

The Nardi Group, L.L.C                   927,100                 $18,542,000
      c/o Stephen J. Nardi
      4100 Madison Street
      Hillside, IL  60162

Limited Partners
----------------

Edward S. Hadesman                       388,677                 $7,773,540
Trust Dated May 22, 1992
      c/o Edward S. Hadesman
      2500 North Lakeview, Unit 1401
      Chicago, IL  60614

Grandville/Northwestern                   9,750                   $195,000
Management Corporation
      c/o Edward S. Hadesman
      2500 North Lakeview, Unit 1401
      Chicago, IL  60614

Carolyn B. Hadesman                      54,544                  $1,090,880
Trust Dated May 21, 1992
      c/o Edward S. Hadesman
      2500 North Lakeview, Unit 1401
      Chicago, IL  60614








--------------------
*/ As amended by Amendment No. 9 to the Amended and Restated Agreement of Limited Partnership of Prime Group Realty, L.P.

**/   This amount shall be inserted by the Managing General Partner.

                                        Number of                  Capital
Limited Partners (Cont'd)             Common Units              Contribution
-------------------------         --------------------      --------------------

Lisa Hadesman 1991 Trust                 169,053                 $3,381,060
      c/o Edward S. Hadesman
      2500 North Lakeview, Unit 1401
      Chicago, IL  60614

Cynthia Hadesman 1991 Trust              169,053                 $3,381,060
      c/o Edward S. Hadesman
      2500 North Lakeview, Unit 1401
      Chicago, IL  60614

Tucker B. Magid                          33,085                   $661,700
      545 Ridge Road
      Highland Park, IL  60035

Frances S. Shubert                       28,805                   $576,100
      511 Lynn Terrace
      Waukegan, IL  60085

Grandville Road Property, Inc.            7,201                   $144,020
      c/o Ms. Frances S. Shubert
      511 Lynn Terrace
      Waukegan, IL  60085

Sky Harbor Associates                    62,149                  $1,242,980
      c/o Howard I. Bernstein
      6541 North Kilbourn
      Lincolnwood, IL  60646

Jeffrey A. Patterson                     110,000                 $2,200,000
      c/o Prime Group Realty Trust
      77 West Wacker Drive
      Suite 3900
      Chicago, IL  60601

Primestone Investment Partners, L.P.    7,944,893                    **/
      c/o The Prime Group, Inc.
      77 West Wacker Drive
      Suite 3900
      Chicago, IL  60601
      Attn:  Paul A. Roehri










--------------------

**/   This amount shall be inserted by the Managing General Partner.

                                        Number of                  Capital
Limited Partners (Cont'd)             Common Units              Contribution
-------------------------         --------------------      --------------------

Prime Group Limited Partnership          47,525                   $950,500
      c/o The Prime Group, Inc.
      77 West Wacker Drive
      Suite 3900
      Chicago, IL  60601
      Attn:  Michael W. Reshcke
             Robert J. Rudnik

H Group LLC                              281,572                 $5,500,000
      c/o Heitman Financial Ltd.
      180 N. LaSalle
      Suite 3600
      Chicago, IL  60601
      Attn:  Norman Perlmutter

Ray R. Grinvalds                          5,216                   $104,320
      217 Deer Valley Drive
      Barrington, IL  60010

Warren H. John                           37,259                   $745,180
      1730 N. Clark Street
      Chicago, IL  60614

               PARTNERS, NUMBER OF UNITS AND CAPITAL CONTRIBUTIONS


                                        Number of                  Capital
Managing General Partner             Preferred Units            Contribution
------------------------          --------------------      --------------------

Prime Group Realty Trust                2,000,000                    **/
      77 West Wacker Drive        Convertible Preferred
      Suite 3900                          Units
      Chicago, IL  60601
      Attn:  Richard S. Curto
             James F. Hoffman

Prime Group Realty Trust                4,000,000                    **/
      77 West Wacker Drive         Series B Preferred
      Suite 3900                          Units
      Chicago, IL  60601
      Attn:  Richard S. Curto
             James F. Hoffman
































--------------------

**/   This amount shall be inserted by the Managing General Partner.